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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               MININGCO.COM, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                  13-4034015
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



220 East 42nd Street, 24th Floor, New York, New York          10017
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(Address of Principal Executive Offices)                    (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

      Securities Act registration statement file number to which this form relates: 333-69881.


      Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
            to be Registered                 Each Class is to be Registered
           -------------------               ------------------------------

                   None                                   None


      Securities to be registered pursuant to Section 12(g) of the Act:


         Title of Each Class
          to be Registered
         -------------------

   Common Stock, par value $.001 per share


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the common stock, par value $.001 per share, of the Registrant under the caption "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-69881), as filed with the Securities and Exchange Commission on December 30, 1998, as amended from time to time, is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

Number                            Description
------                            -----------
 1.1        Form of Underwriting Agreement (incorporated by reference to
            Exhibit 1.1 to the Registrant's Registration Statement on Form
            S-1 (File No. 333-69881)).
 3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).
 3.2        Form of Certificate of Amendment to Amended and Restated
            Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
            S-1 (File No. 333-69881)).
 3.3 Form of Second Amended and Restated Certificate of Incorporation to be in effect upon the closing of this offering (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).
 3.4 Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).
 3.5 Form of Amended and Restated Bylaws to be in effect upon the closing of this offering (incorporated by reference to Exhibit
            3.5 to the Registrant's Registration Statement on Form S-1 (File
            No. 333-69881)).
 4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form
            S-1 (File No. 333-69881)).
10.1 1997 Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration
            Statement on Form S-1 (File No. 333-69881)).
10.2 1998 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on
            Form S-1 (File No. 333-69881)).
10.3 Amended and Restated Registration Rights Agreement, dated as of November 13, 1998 (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).


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10.4        Amended and Restated 1998 Stock Option/Stock Issuance Plan
            (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).
10.5        1999 Employee Stock Purchase Plan (incorporated by reference to
            Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (File No. 69881)).
10.6 Common Stock Purchase Agreement, dated as of February 23, 1999, by and between the Registrant and Comcast Interactive Investments, Inc. (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).
10.7 Form of Second Amended and Restated Investors' Rights Agreement, to be entered into on or before the completion of this Offering (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (File No. 333-69881)).


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               MININGCO.COM, INC.
                                               (Registrant)


Date: March 4, 1999                            By: /s/ Scott P. Kurnit
                                                  ------------------------------
                                                    Scott P. Kurnit
                                                    President, Chief Executive
                                                    Officer and Chairman of the
                                                    Board of Directors


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